Exhibit 10.3

JOINDER to

letter agreement

This Joinder to Letter Agreement (this “Joinder”) is made this 19th day of February, 2024, by the undersigned, in respect of that certain Letter Agreement (the “Letter Agreement”), a copy of which is attached hereto as Exhibit A, dated as of September 9, 2021, by and among Future Health ESG Corp., a Delaware corporation (the “Company”), Future Health ESG Associates 1, LLC, an Indiana limited liability company, and each of the other persons set forth on the signature pages thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

RECITALS:

WHEREAS, the Company desires to appoint Jesvin Kaur as an officer of the Company and the undersigned has accepted such offer and agrees to be bound by the binding provisions of the Letter Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees as follows:

1.            The undersigned hereby agrees to be bound by the terms and conditions of the Letter Agreement as a party thereunder.

2.            This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date first set forth above.

/s/ Jesvin Kaur
Name: Jesvin Kaur

Acknowledged and Agreed:

FUTURE HEALTH ESG CORP.

By:	/s/ Travis A. Morgan
Name:	Travis A. Morgan
Title:	Chief Financial Officer

[Signature Page to Joinder to Letter Agreement]

EXHIBIT A

Letter Agreement

(attached)